                                                                      Exhibit 11

                      ROY F. WESTON, INC. AND SUBSIDIARIES

                 STATEMENTS OF COMPUTATION OF EARNINGS PER SHARE

                                                              Three Months Ended September 30,
                                                              -------------------------------
                                                                 2000                1999
                                                              -----------         -----------
                                                                  (Thousands of Dollars)
BASIC

Net income                                                    $       921         $        94
                                                              ===========         ===========

Weighted average shares outstanding                             9,977,675           9,954,671
                                                              ===========         ===========

Basic earnings per share                                      $       .09         $       .01
                                                              ===========         ===========

DILUTED

Net income                                                    $       921         $        94
                                                              ===========         ===========

Weighted average number of shares used in calculating
  basic earnings per share                                      9,977,675           9,954,671

ADD:

Dilutive impact of stock options                                  133,627              64,483
                                                              -----------         -----------

Weighted average number of shares used in calculating
  diluted earnings per share                                   10,111,302          10,019,154
                                                              ===========         ===========

Diluted earnings per share                                    $       .09         $       .01
                                                              ===========         ===========

                                                                      Exhibit 11

                      ROY F. WESTON, INC. AND SUBSIDIARIES

                 STATEMENTS OF COMPUTATION OF EARNINGS PER SHARE

                                                              Nine Months Ended September 30,
                                                              -------------------------------
                                                                2000                1999
                                                              -----------         -----------
                                                                 (Thousands of Dollars)
BASIC

Net income                                                    $     3,434         $       556
                                                              ===========         ===========

Weighted average shares outstanding                             9,971,145           9,949,601
                                                              ===========         ===========

Basic earnings per share                                      $       .34         $       .06
                                                              ===========         ===========

DILUTED

Net income                                                    $     3,434         $       556
                                                              ===========         ===========

Weighted average number of shares used in calculating
  basic earnings per share                                      9,971,145           9,949,601

ADD:

Dilutive impact of stock options                                   54,847              25,254
                                                              -----------         -----------

Weighted average number of shares used in calculating
  diluted earnings per share                                   10,025,992           9,974,855
                                                              ===========         ===========

Diluted earnings per share                                    $       .34         $       .06
                                                              ===========         ===========